Exhibit 3.1

Companies (Jersey) Law 1991 (as amended) COMPANY LIMITED BY SHARES AMENDED MEMORANDUM AND ARTICLES OF ASSOCIATION OF
AIR Global PLC (AS AMENDED BY SPECIAL RESOLUTION DATED 8 May 2026 and as further amended by special resolution dated 24 august 2026)

REF: KMCq/ap/j50335

Companies (Jersey) Law 1991 (as amended)

COMPANY LIMITED BY SHARES

AMENDED

MEMORANDUM OF ASSOCIATION

OF

AIR Global PLC

(AS AMENDED BY SPECIAL RESOLUTION DATED 8 May 2026)

1.
The name of the entity is AIR Global PLC (the "Company").
2.
The Company is to be taken to be a public company.
3.
The Company is a par value company.
4.
The share capital of the Company is US$60,000 divided into (i) 500,000,000 shares with a par value of US$0.0001 each designated as Ordinary Shares, (ii) 50,000,000 shares with a par value of US$0.0001 each designated as Redeemable Deferred Shares and (iii) 50,000,000 shares with a par value of US$0.0001 each designated as Preferred Shares.
5.
The liability of a Member of the Company is limited to the amount unpaid (if any) on such Member's share or shares.

i

ii

Companies (Jersey) Law 1991 (as amended)

COMPANY LIMITED BY SHARES

amended

ARTICLES OF ASSOCIATION

OF

AIR Global PLC

(as amended BY SPECIAL RESOLUTION DATED 8 May 2026 and as further amended by special resolution dated 24 august 2026)

DEFINITIONS AND INTERPRETATION

6.
In these Articles, the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Applicable Law” means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

"Articles" means these articles of association in their present form or as from time to time altered and "Article" shall refer to an article of these Articles.

"Auditors" means auditors (if any) of the Company appointed pursuant to these Articles.

"bankrupt" shall include: (a) anything falling within the definition of "bankrupt" for the purposes of the Interpretation (Jersey) Law 1954 (as amended); and (b) any analogous procedure in any jurisdiction other than Jersey.

"Clear Days" means, in relation to the period of a notice, that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect.

“Designated Stock Exchange” means any United States national securities exchange on which the securities of the Company are listed for trading.

"Directors" or “Board of Directors” means the directors of the Company for the time being.

“Independent Director” means a Director considered as an “independent director” within the meaning of the rules of the Designated Stock Exchange on which the Ordinary Shares are listed.

"Jersey" means the Island of Jersey and its dependencies.

"Law" means the Companies (Jersey) Law 1991 (as amended).

"Member" means a person whose name is entered in the Register as the holder of shares in the Company.

"Memorandum of Association" means the memorandum of association of the Company in its present form or as from time to time altered.

"month" means a calendar month.

"Notice" means a written notice unless otherwise specifically stated.

"Office" means the registered office of the Company.

"Ordinary Resolution" means a resolution passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of shares to which each Member is entitled;

"Ordinary Share" means a par value ordinary share of the Company designated as such and having the rights and being subject to the restrictions specified in these Articles.

"paid up" shall include credited as paid up.

"Preferred Shares" means any shares in the capital of the Company issued with preference to Ordinary Shares or other special rights pursuant to Article 25 and in any Statement of Rights.

"present in person" shall include, in relation to general meetings of the Company and to meetings of the holders of any class of shares, being present by attorney or by proxy or, in the case of a corporate shareholder, by representative.

"Redeemable Deferred Share" means a par value redeemable deferred share of the Company designated as such and having the rights and being subject to the restrictions specified in these Articles.

"Register" means the register of Members to be kept pursuant to Article 39.

“SEC” means the United States Securities and Exchange Commission.

"Secretary" means any person appointed by the Directors to perform any of the duties of secretary of the Company (including a temporary or assistant secretary), and in the event of two or more persons being appointed as joint secretaries any one or more of the persons so appointed.

"Share" means a share in the capital of the Company including any Ordinary Share, Redeemable Deferred Share or Preferred Share.

"Special Resolution" means a resolution passed by a majority of two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing the relevant majority to the number of shares to which each Member is entitled.

“Statement of Rights” in relation to each class or series of Preferred Share, a memorandum approved by the Directors setting out the specific rights and obligations attaching to the Preferred Shares of such class or series which are in addition to those rights and obligations contained in and determined in accordance with these Articles; and

"Written Instruments" means any document or instrument in writing and includes contracts, agreements, deeds, mortgages, hypothecs, charges, conveyances, transfers, assignments, releases, receipts, discharges, all paper writings, all cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange.

7.
In these Articles, save where the context requires otherwise:
(a)
the word "may" shall be construed as permissive and the word "shall" shall be construed as imperative;
(b)
the word "signed" shall be construed as including a signature or representation of a signature affixed by mechanical or other means;

(c)
the words "in writing" shall be construed as including written, printed, telexed, electronically transmitted or any other mode of representing or reproducing words in a visible form;
(d)
words importing "persons" shall be construed as including companies or associations or bodies of persons whether incorporated or unincorporated;
(e)
words importing the singular number shall be construed as including the plural number and vice versa;
(f)
words importing one gender only shall be construed as including any other gender;
(g)
a reference to the Company being a private company or a public company is a reference to such status as determined for the time being in accordance with the Law;
(h)
the word "includes" shall mean "includes without limitation";
(i)
reference to a dollar or dollars or USD (or $) and to a cent or cents is reference to dollars and cents of the United States of America;
(j)
where any expression is defined or the interpretation of it is set out herein, other parts of speech of such expression shall have a corresponding meaning;
(k)
references to enactments are to such enactments as are from time to time modified, re-enacted or consolidated and shall include any enactment made in substitution for an enactment that is repealed; and
(l)
terms used in Article 18 and not defined in Article 6 shall have the meaning given to the applicable term in Schedule I.
8.
The headings herein are for convenience only and shall not affect the construction of these Articles.

PRELIMINARY

9.
The preliminary expenses incurred in forming the Company may be discharged out of the funds of the Company. The business of the Company shall be commenced as soon after the incorporation of the Company as the Directors think fit.

SHARE CAPITAL

10.
The share capital of the Company is as specified in the Memorandum of Association and the shares of the Company shall have the rights and be subject to the conditions contained in these Articles.
11.
The unissued shares for the time being in the capital of the Company shall be at the disposal of the Directors, and they may (subject to the other provisions of the Articles and, where applicable, the rules and regulations of the Designated Stock Exchange) allot, grant options over, or otherwise dispose of them to such persons at such times and on such terms as they think proper.
12.
The Directors may issue shares in the Company to any person and without any obligation to offer such shares to the Members (whether in proportion to the existing shares held by them or otherwise).

13.
The Company may at the discretion of the Board of Directors, but shall not otherwise be obliged to, issue fractions of shares or round up or round down fractional holdings of shares to its nearest whole number, in each case in accordance with and subject to the provisions of the Law, PROVIDED THAT:
(a)
a fraction of a share shall be taken into account in determining the entitlement of a Member as regards dividends or on a winding up; and
(b)
a fraction of a share shall not entitle a Member to a vote in respect thereof.
14.
Subject to the provisions of the Law, the Company may purchase its own shares of any class and in relation thereto, neither the Company nor the Directors shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.
15.
Subject to the Law, the Directors may accept the surrender of shares of any class (including Redeemable Deferred Shares) for no consideration of any fully paid share.
16.
Subject to the Law, the Company may hold as treasury shares any share purchased or redeemed by it or any shares surrendered to it.
17.
The Directors may determine to cancel a treasury share or transfer a treasury share on such terms as they think proper (including, without limitation, for nil consideration).
18.
Subject to the Law:
(a)
in the event that neither (i) the AIR Early Release Event nor (ii) the First Release Event has occurred during the Earnout Period, all of the AIR Earnout Shares shall automatically be redesignated as Redeemable Deferred Shares and redeemed at nil value in accordance with these Articles;
(b)
in the event that neither (i) the Sponsor Early Release Event nor (ii) the First Release Event has occurred during the Earnout Period, 750,000 Sponsor Earnout Shares shall automatically be redesignated as Redeemable Deferred Shares and redeemed at nil value in accordance with these Articles;
(c)
in the event that neither (i) the Sponsor Early Release Event nor (ii) the Sponsor Second Release Event has occurred during the Earnout Period, 750,000 of the Sponsor Earnout Shares shall automatically be redesignated as Redeemable Deferred Shares and redeemed at nil value in accordance with these Articles; and
(d)
the Ordinary Shares which were issued and outstanding immediately prior to initial listing or admission to trading of the Shares on the Designated Stock Exchange shall automatically be redesignated as Redeemable Deferred Shares and redeemed at nil value in accordance with these Articles as at the date when the Shares are first admitted to trading or listing on the Designated Stock Exchange.
19.
The Company may pay commissions. Any such commission may be satisfied either by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.
20.
Except as required or permitted by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or recognise any equitable, contingent, future or partial interest in any share, or (except only as otherwise provided by these Articles or permitted by law) any interest in any fraction of a share, or any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

21.
The Company may by Special Resolution convert any existing non-redeemable limited shares (whether issued or not) into limited shares that are to be redeemed or are liable to be redeemed in accordance with their terms which may include provision for redemption at the option of either or both of the Company or the holder thereof.

ORdinary SHARES

22.
Each Ordinary Share in the Company confers upon the Member (unless waived by such Member):
(a)
the right to one vote at a general meeting of the Members of the Company;
(b)
the right to an equal share with each other Ordinary Share in any dividend paid by the Company; and
(c)
subject to satisfaction of and compliance with Articles 185 and 186, the right to an equal share with each other Ordinary Share in the distribution of the surplus assets of the Company on its liquidation.
23.
All Ordinary Shares shall rank pari passu with one another in all respects.
24.
The Ordinary Shares are not redeemable (without prejudice to Article 21).

Preferred SHARES

25.
Preferred Shares may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed, or in any resolution or resolutions providing for the issue of such series adopted by the Directors as hereinafter provided.
26.
Authority is hereby granted to the Directors, subject to the provisions of the Memorandum of Association, these Articles, the Law (including the requirement to file a Statement of Rights) and, where applicable, the rules and regulations of the Designated Stock Exchange, to create one or more series of Preferred Shares and, with respect to each such series, to fix by resolution or resolutions, without any further vote or action by the Members of the Company providing for the issue of such series with the rights to be expressed in the Statement of Rights, which will include:
(a)
the number of Preferred Shares to constitute such series and the distinctive designation thereof;
(b)
the dividend rate on the Preferred Shares of such series, the dividend payment dates, the periods in respect of which dividends are payable (“Dividend Periods”), whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;
(c)
whether the Preferred Shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of shares and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;
(d)
the preferences, if any, and the amounts thereof, which the Preferred Shares of such series shall be entitled to receive upon the winding up of the Company;
(e)
the voting power, if any, of the Preferred Shares of such series;

(f)
the price at which shares of such series shall be issued;
(g)
a statement as to whether shares of such series are redeemable (either at the option of the Member and/or the Company) and, if so, on what terms such shares are redeemable (including, without limitation, and only if so determined by the Directors, the amount for which such shares shall be redeemed (or a method or formula for determining the same) and the date on which they shall be redeemed);
(h)
transfer restrictions and rights of first refusal with respect to the Preferred Shares of such series; and
(i)
such other terms, conditions, special rights and provisions as may seem advisable to the Directors.
27.
Notwithstanding the fixing of the number of Preferred Shares constituting a particular series upon the issuance thereof, the Directors at any time thereafter may authorise the issuance of additional Preferred Shares of the same series subject always to the Law and the Memorandum of Association.

27A. If, upon the winding up of the Company, the assets of the Company distributable among the holders of any one or more series of Preferred Shares which (a) are entitled to a preference over the holders of the Ordinary Shares upon such winding up and (b) rank equally in connection with any such distribution shall be insufficient to pay in full the preferential amount to which the holders of such Preferred Shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Shares rateably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

27B. Once a Statement of Rights has been adopted for a series of Preferred Shares, then:

(a)
it shall be binding on Members and Directors as if contained in these Articles;
(b)
the provisions of Articles 34-35 shall apply to any variation or abrogation thereof that may be effected by the Company;
(c)
each Statement of Rights shall be filed on behalf of the Company with the Registrar of Companies in Jersey pursuant to and in accordance with Article 54 of the Law;
(d)
all moneys payable on or in respect of any Preferred Share which is the subject thereof (including, without limitation, the subscription and any redemption moneys in respect thereof) shall be paid in the currency for which such Preferred Share is issued; and
(e)
upon the redemption of a Preferred Share (if it is redeemable) pursuant to the Statement of Rights relating thereto, the holder thereof shall cease to be entitled to any rights in respect thereof and accordingly his name shall be removed from the Register and the share shall thereupon be cancelled.

SPECIAL RIGHTS ATTACHING TO THE REDEEMABLE DEFERRED SHARES

28.
The Redeemable Deferred Shares shall have the following rights and be subject to the following restrictions:

29.
Redemption

Subject to the Law, the Company may redeem at any time any or all of the Redeemable Deferred Shares.

(a)
The Company shall give prior notice in writing to the relevant Member of the particular Redeemable Deferred Shares to be redeemed under the opening paragraph of Article 29.
(b)
A notice given in accordance with Article 29(a) above (a "Redemption Notice") shall specify the particular Redeemable Deferred Shares to be redeemed and, subject to the Law, the date when the redemption is to be effective (a "Redemption Date").
(c)
On a Redemption Date, the Company shall, subject to the Law, redeem the particular Redeemable Deferred Shares to be redeemed on that date and each of the holders of the Redeemable Deferred Shares concerned shall be bound to deliver to the Company at the Office or such other place specified in the Redemption Notice, or otherwise specified in writing by the Company, the original share certificates for (or such other evidence (if any) as the Directors may reasonably require to prove title to) those Redeemable Deferred Shares which are to be presented for redemption.
(d)
There shall be paid on each Redeemable Deferred Share to be redeemed under this Article 29 an amount equal to the aggregate cash sum actually received by the Company (if any) from the subscriber in respect of the amount paid up at the time of issue of any Redeemable Deferred Shares (or any Ordinary Shares which have been subsequently converted into Redeemable Deferred Shares), provided that each Redeemable Deferred Share to be redeemed under Article 18 will be redeemed at nil value and any such redemption shall cancel any obligation or undertaking to pay up the Redeemable Deferred Shares then outstanding.

Fully-paid Shares

The Redeemable Deferred Shares may only be issued fully paid or credited as fully paid.

Voting

The holders of the Redeemable Deferred Shares shall not have the right to receive notice or to attend or to vote at any general meeting.

ALTERATION OF SHARE CAPITAL

30.
The Company may, by altering its Memorandum of Association by Special Resolution, alter its share capital in any manner permitted by the Law.
31.
Any capital raised by the issue of shares shall, unless otherwise provided by the conditions of issue of such shares, be considered as part of the original capital, and such shares shall be subject to the provisions of these Articles with reference to the payment of calls, transfer and transmission of shares, lien or otherwise, applicable to the existing shares in the Company.
32.
Subject to the provisions of the Law, the Company may reduce its share capital in any way. A reduction of capital shall be sanctioned by Special Resolution.

VARIATION OF RIGHTS

33.
Whenever the capital of the Company is divided into different classes of shares, the special rights attached to any class, unless otherwise provided by the terms of issue of the shares of that class and, where applicable, subject to the rules and regulations of the Designated Stock Exchange, may be varied or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding up, with the sanction of an Ordinary Resolution passed at a separate meeting of the holders of shares of that class. To every such separate meeting all the provisions of these Articles and of the Law relating to general meetings of the Company or to the proceedings thereat shall apply, mutatis mutandis, except that the necessary quorum shall be not less than two persons holding or representing at least one-third in nominal amount of the issued shares of that class but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those holders who are present in person shall be a quorum.
34.
The special rights conferred upon the holders of any class of shares issued with preferred or other special rights shall be deemed to be varied by the reduction of the capital paid up on such shares and by the creation of further shares ranking in priority thereto, but shall not (unless otherwise expressly provided by these Articles or by the conditions of issue of such shares) be deemed to be varied by the creation or issue of further shares ranking after or pari passu therewith. The rights conferred upon the holders of Ordinary Shares shall be deemed not to be varied by the creation or issue of any Preferred Shares or any other class or series of Preferred Shares with such special rights attaching to them as may be set out in a Statement of Rights or other terms of issue or the redemption or conversion of Preferred Shares of any class or series in accordance with the applicable Statement of Rights or other terms of issue. The rights conferred upon the holders of Ordinary Shares shall be deemed not to be varied by the conversion and redemption of Ordinary Shares in accordance with Article 21 or any purchase or redemption by the Company of its own shares.

SHARE CERTIFICATES

35.
Unless otherwise provided by the Companies (Transfers of Shares – Exemptions) (Jersey) Order 2014 (as amended), every Member shall be entitled:
(a)
without payment, to one certificate for all their shares of each class and, when part only of the shares comprised in a certificate is sold or transferred, to a new certificate for the remainder of the shares so comprised; or
(b)
upon payment of such sum for each certificate as the Directors shall from time to time determine, to several certificates each for one or more of their shares of any class.
36.
Every certificate shall be issued within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide or as the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time determine, whichever is shorter), shall be issued either under seal or signed by two Directors or by one Director and the Secretary, and shall specify the shares to which it relates and the amount paid up thereon and, if so required by the Law, the distinguishing numbers of such shares.
37.
In respect of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.
38.
If a share certificate is defaced, damaged, lost or destroyed, it may be renewed on payment of such fee and on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in relation thereto as the Directors think fit.

38A.

Upon the enactment of the Companies (Jersey) Amendment Law 2026, Articles 35 through 38 above will no longer apply and the Company will not be required to issue, prepare or deliver share certificates to any Member unless the Directors determine otherwise.

REGISTER OF MEMBERS

39.
The Directors shall keep or cause to be kept at the Office or at such other place in Jersey where it is made up, as the Directors may from time to time determine, a Register in the manner required by the Law, provided that for so long as the securities of the Company are listed for trading on the Designated Stock Exchange, title to such securities may be evidenced and transferred in accordance with the laws applicable to and the rules and regulations of the

Designated Stock Exchange. In each year the Directors shall prepare or cause to be prepared and filed an annual return containing the particulars required by the Law. If the Company transacts business in any country, territory or place outside Jersey it may cause to be kept there an overseas branch register in accordance with the Law.

JOINT HOLDERS

40.
Where two or more persons are registered as the holders of any share they shall be deemed to hold the same as joint tenants with the benefit of survivorship, subject to the following provisions:
(a)
the Company shall not be bound to register more than four persons as the joint holders of any share;
(b)
the joint holders of any share shall be liable, severally as well as jointly, in respect of all payments to be made in respect of such share;
(c)
any one of such joint holders may give a good receipt for any dividend, bonus or return of capital payable to such joint holders;
(d)
only the senior of the joint holders of a share shall be entitled to delivery of the certificate relating to such share or to receive notices from the Company and any notice given to the senior joint holder shall be deemed notice to all the joint holders; and
(e)
for the purpose of the provisions of this Article, seniority shall be determined by the order in which the names of the joint holders appear in the Register.

LIEN

41.
The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies, whether presently payable or not, called or payable at a fixed time in respect of such shares; and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) registered in the name of a single Member for all the debts and liabilities of such Member or their estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Member and whether the period for the payment or discharge of the same shall have actually commenced or not, and notwithstanding that the same are joint debts or liabilities of such Member or their estate and any other person whether a Member or not. The Company's lien (if any) on a share shall extend to all dividends or other monies payable thereon or in respect thereof. The Directors may resolve that any share shall, for such period as they think fit, be exempt from the provisions of this Article.
42.
The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some monies in respect of which the lien exists are presently payable, and fourteen days have expired after a notice, stating and demanding payment of the monies presently payable and giving notice of intention to sell in default, shall have been served on the holder for the time being of the shares or the person entitled by reason of their death or bankruptcy to the shares.
43.
The net proceeds of such sale, after payment of the costs of such sale, shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the Directors may authorise a person to execute an instrument of transfer of the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares so transferred and they shall not be bound to see to the application of the purchase money nor shall their title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

CALLS ON SHARES

44.
The Directors may, subject to the provisions of these Articles and to any conditions of allotment, from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) PROVIDED THAT (except as otherwise fixed by the conditions of application or allotment) no call on any share shall be payable within fourteen days of the date appointed for payment of the last preceding call, and each Member shall (subject to being given at least fourteen Clear Days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on their shares.
45.
A call may be made payable by instalments. A call may be postponed or wholly or in part revoked as the Directors may determine. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.
46.
If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due may be required to pay interest on the sum from the day appointed for payment thereof to the time of actual payment at a rate determined by the Directors not exceeding the rate of ten percent per annum.
47.
Any sum which by or pursuant to the terms of issue of a share becomes payable upon allotment or at any fixed date (whether on account of the nominal amount of the share or by way of premium) shall, for all the purposes of these Articles, be deemed to be a call duly made and payable on the date on which, by or pursuant to the terms of issue, the same becomes payable, and in case of nonpayment, all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.
48.
The Directors may make arrangements on the issue of shares for a difference between the holders in the amount of calls to be paid and in the times of payment.
49.
The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the money uncalled and unpaid upon the shares held by them beyond the sums actually called up thereon as a payment in advance of calls. Any such payment in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which it is advanced. The Company may pay interest upon the money so received, or upon so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which it has been received, at such rate as the Directors shall think fit PROVIDED THAT any amount paid up in advance of calls shall not entitle the holder of the shares upon which such amount is paid to participate in respect thereof in any dividend until the same would but for such advance become presently payable.

FORFEITURE AND SURRENDER OF SHARES

50.
If a Member fails to pay any call or instalment of a call on or before the day appointed for payment thereof, the Directors may at any time thereafter, during such time as any part of such call or instalment remains unpaid, serve a notice on them requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and any expenses which may have been incurred by the Company by reason of such non-payment or accept their surrender instead of causing them to be so forfeited.
51.
The notice shall name a further day (not earlier than fourteen days from the date of service thereof) on or before which and the place where the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time and at the place appointed, the shares on which the call was made will be liable to be forfeited.
52.
If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payments of all calls and interest due in respect thereof have been made, be forfeited by a resolution of the Directors to that effect, and such forfeiture shall include all dividends which shall have been declared on the forfeited shares and not actually paid before the forfeiture.

53.
When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be given to the holder of the share or the person entitled to the share by transmission, as the case may be, and an entry of such notice having been given, and of the forfeiture with the date thereof, shall forthwith be made in the Register opposite to the entry of the share; but no forfeiture shall be invalidated in any manner by any omission or neglect to give such notice or to make such entry as aforesaid.
54.
A forfeited or surrendered share may be sold, re-allotted or otherwise disposed of, either to the person who was before forfeiture or surrender the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors think fit, and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any other person as aforesaid.
55.
A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of the forfeited or surrendered shares but shall, notwithstanding the forfeiture or surrender, remain liable to pay to the Company all monies which at the date of forfeiture or surrender were presently payable by them to the Company in respect of the shares, with interest thereon at a rate determined by the Directors not exceeding ten percent per annum from the date of forfeiture or surrender as the case may be until payment and the Directors may enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender.
56.
An affidavit by a Director or the Secretary that a share has been duly forfeited or surrendered on the date stated therein shall be conclusive evidence of the facts so stated as against all persons claiming to be entitled to the share and such affidavit and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof, together with the certificate for the share delivered to a purchaser or allottee thereof, shall (subject to the execution of a transfer if the same be so required) constitute good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall their title to the share be affected by any irregularity or invalidity in the proceedings in respect of the forfeiture, surrender, sale, re-allotment or disposal of the share.
57.
The provisions of these Articles as to forfeiture and surrender shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes payable at a fixed time (whether on account of the nominal amount of the share or by way of premium) as if the same had been payable by virtue of a call duly made and notified.

TRANSFER AND TRANSMISSION OF SHARES

58.
Subject to Article 39, all transfers of shares shall be effected by notice or share transfer form (each a "Transfer Notice") in the usual common form or in any other form approved by the Directors, provided that such transfer complies with the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law.
59.
All Transfer Notices shall be signed by or on behalf of the transferor and, in the case of a partly paid share, by the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the Register in respect thereof.
60.
The Directors may in their absolute discretion, and without assigning any reason therefor, refuse to register any transfer of partly paid shares, including a transfer of such shares to a person of whom they do not approve and may refuse to register any transfer of shares on which the Company has a lien, but shall not otherwise refuse to register a transfer of shares made in accordance with these Articles.

61.
The Directors may decline to recognise any Transfer Notice, unless:
(a)
the Transfer Notice is deposited at the Office or such other place as the Directors may appoint accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and
(b)
the Transfer Notice is in respect of only one class of shares.
62.
If the Directors refuse to register any transfer of shares they shall, within two months after the date on which the Transfer Notice was lodged with the Company, send to the proposed transferor and transferee notice of the refusal.
63.
All Transfer Notices relating to transfers of shares which are registered shall be retained by the Company, but any Transfer Notices relating to transfers of shares which the Directors decline to register shall (except in any case of fraud) be returned to the person depositing the same.
64.
The registration of transfers of shares or of any class of shares may not be suspended.
65.
In respect of any allotment of any share the Directors shall have the same right to decline to approve the registration of any renouncee of any allottee as if the application to allot and the renunciation were a transfer of a share under these Articles.
66.
In the case of the death of a Member, the survivors or survivor, where the deceased was a joint holder, and the executors or administrators of the deceased, where they were a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to their interest in the shares, but nothing in this Article shall release the estate of a deceased joint holder from any liability in respect of any share jointly held by them.
67.
Any guardian of an infant Member and any curator or guardian or other legal representative of a Member under legal disability and any person becoming entitled to a share in consequence of the death or insolvency or bankruptcy of a Member or otherwise by operation of law may, upon such evidence as to their entitlement being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered themselves as the holder of the share or to have some person nominated by them registered as the holder thereof.
68.
If the person so becoming entitled shall elect to be registered themselves, they shall deliver or send to the Company a notice signed by them stating that they so elect together with such evidence as to their entitlement as may from time to time be required by the Directors. If they shall elect to have another person registered, they shall testify their election by signing a Transfer Notice in favour of that person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or Transfer Notice as aforesaid as would have existed had such transfer occurred before the death, insolvency or bankruptcy of the Member concerned.
69.
A person becoming entitled to a share by reason of the death or insolvency or bankruptcy of a Member or otherwise by operation of law shall, upon such evidence as to their entitlement being produced as may from time to time be required by the Directors, be entitled to the same dividends and other advantages to which they would be entitled if they were the registered holder of the share, except that they shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED ALWAYS THAT the Directors may at any time give notice requiring any such person to elect either to be registered themself or to transfer the share and if the notice is not complied with within one month such person shall be deemed to have so elected to be registered themself and all the restrictions on the transfer and transmission of shares contained in these Articles shall apply to such election.

70.
Unless otherwise decided by the Directors in their sole discretion, no fee shall be charged in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares.
71.
Despite anything to the contrary contained in these Articles:
(a)
the Directors shall promptly register (and may not decline to register) the transfer of any Shares (the "Secured Shares") over which a security interest (the "security interest") created pursuant to the Security Interests (Jersey) Law 2012 (as amended, modified, replaced, re-enacted or superseded) has been granted pursuant to a security agreement (the "Security Agreement") on receiving a signed and completed instrument of transfer (in a form required or permitted by these Articles) in respect of any of the Secured Shares if the transferee is a person:
(i)
entitled to the benefit of the security interest pursuant to the Security Agreement or any person acting as agent, trustee or nominee for that person (the "Secured Party"); or
(ii)
to whom any of the Secured Shares are to be transferred by:
(A)
the grantor of the security interest or any person acting as agent, trustee or nominee for the grantor; or
(B)
the Secured Party, as a result of the creation or perfection of the security interest, the enforcement of the security interest or the exercise by the Secured Party of any of its rights under the Security Agreement;
(b)
no fee shall be payable in respect of the registration of any transfer of any of the Secured Shares pursuant to, or in connection with, the Security Agreement;
(c)
the Directors may not suspend the registration of transfers of Shares upon receiving an instrument of transfer in respect of any of the Secured Shares and any suspension in effect prior to the receipt of any such instrument of transfer shall not apply to the Secured Shares;
(d)
the Secured Shares shall be exempt from any present or future lien in favour of the Company that might otherwise have arisen under these Articles and the Company shall not assert any lien against any of the Secured Shares while they remain subject to the security interest; and
(e)
no Secured Shares may be forfeited, pursuant to the provisions of these Articles.
72.
A certificate from an authorised signatory of a Secured Party that:
(a)
a transfer of any Secured Shares relates to the creation or perfection of the security interest, the enforcement of the security interest or the exercise by the Secured Party of any of its rights under the Security Agreement; or
(b)
any of the Secured Shares remains subject to the security interest,

shall (in the absence of fraud) be conclusive evidence of that fact.

GENERAL MEETINGS AND CLASS MEETINGS

73.
An annual general meeting shall be held once in every calendar year but so long as the Company holds its first annual general meeting within eighteen months of its incorporation it need not hold it in the year of its incorporation or in the following year. All other meetings shall be called general meetings. Each general meeting shall be held at such time and such place as may be determined by the Directors.

74.
The Directors may whenever they think fit, and upon a requisition made in writing by Members who together hold not less than ten percent of the total voting rights of all Members entitled to vote at an election of Directors, unless the Law prescribes a different threshold for Members to requisition a general meeting, in which case the threshold prescribed by the Law shall apply.
75.
At any general meeting called pursuant to a requisition, unless such meeting is called by the Directors, no business other than that stated in the requisition as the objects of the meeting shall be transacted.
76.
Save as is provided in this Article and otherwise in these Articles, all the provisions of these Articles and of the Law relating to general meetings of the Company and to the proceedings thereat shall apply, mutatis mutandis, to every class meeting. At any class meeting the holders of shares of the relevant class shall, on a poll, have one vote in respect of each share of that class held by each of them.

NOTICE OF GENERAL MEETINGS

77.
At least fourteen Clear Days' notice shall be given of every general meeting including without limitation an annual general meeting and any general meeting called for the passing of a Special Resolution. Every notice shall specify the place, the day and the time of the meeting and in the case of special business, the general nature of such business and, in the case of an annual general meeting, shall specify the meeting as such. Notwithstanding anything to the contrary in these Articles, notice for any general meeting may, pursuant to Article 91(5) of the Law and subject to (where applicable) the rules and regulations of the Designated Stock Exchange, be given solely by drawing the attention of persons who have the right to attend the meeting to a notice on the Company's website at https://www.air.global/ (or such other website as may be determined by the Directors of the Company from time to time) and, where the notice is so given, the Company is not required to give, mail, post or circulate the notice of any general meeting to its members in accordance with Article 92(2)(a) of the Law or otherwise.
78.
A meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in Article 77, be deemed to have been duly called if it is so agreed:
(a)
in the case of an annual general meeting, by all the Members entitled to attend and vote thereat; and
(b)
in the case of any other meeting, by a majority in number of Members having a right to attend and vote at the meeting, being a majority together holding not less than 90 percent of the total voting rights of the Members who have that right.
79.
In every notice calling a meeting of the Company there shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote on their behalf and that a proxy need not also be a Member.
80.
It shall be the duty of the Company, subject to the provisions of the Law, on the calling of a meeting on the requisition in writing of such number of Members as is specified by the Law:
(a)
to give to the Members entitled to receive notice of general meetings and to the Directors notice of any resolution which may properly be moved and which it is intended to move at that meeting; and
(b)
to circulate to Members entitled to have notice of any general meeting sent to them, any statement of not more than one thousand words (excluding any annexes, exhibits or schedules to such statement) with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

81.
The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

82.
The business of an annual general meeting shall be to receive and consider the accounts of the Company and the reports of the Directors and Auditors, to elect Directors (if necessary), to elect Auditors and fix their remuneration, and to transact any other business of which notice has been given.
83.
No business shall be transacted at any general meeting except the adjournment of the meeting unless a quorum of Members entitled to vote is present at the time when the meeting proceeds to business. Such quorum shall consist of not less than two Members present in person or by proxy representing at least one-third of the voting power of all of the then outstanding shares of the Company entitled to vote at an election of Directors, but so that not less than two individuals will constitute the quorum, PROVIDED THAT, if at any time all of the issued shares in the Company are held by one Member, such quorum shall consist of the Member present in person.
84.
If within half an hour from the time appointed for the meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened by or upon the requisition of Members, shall be dissolved. If otherwise convened the meeting shall stand adjourned to the same day in the next week at the same time and place or such day, time and place as the Directors shall determine.
85.
The chair (if any) of the Directors shall preside as chair at every general meeting of the Company. If there is no such chair, or if at any meeting they are not present the Members present in person shall choose one of the Directors present to be chair, or if no Director shall be present and willing to take the chair the Members present in person shall choose one of their number to be chair.
86.
The chair may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of the original meeting. Save as aforesaid, it shall not be necessary to give any notice of any adjourned meeting or of the business to be transacted at an adjourned meeting.
87.
Minutes of all resolutions and proceedings of general meetings shall be duly and regularly entered in books kept for that purpose and shall be available for inspection by a Member during business hours without charge. A Member may require a copy of any such minutes in such manner, and upon payment of such sum as provided in the Law.
88.
If a Member is by any means in communication with one or more other Members so that each Member participating in the communication can hear what is said by any other of them, each Member so participating in the communication is deemed to be present in person at a meeting with the other Members so participating, notwithstanding that all the Members so participating are not present together in the same place. A meeting at which any or all of the Members participate as aforesaid shall be deemed to be a general meeting of the Company for the purposes of these Articles notwithstanding any other provisions of these Articles and all of the provisions of these Articles and of the Law relating to general meetings of the Company and to the proceedings thereat shall apply, mutatis mutandis, to every such meeting.
89.
The Directors and the Auditors shall be entitled to receive notice of and to attend and speak at any meeting of Members.

VOTING AT GENERAL MEETINGS

90.
Save where otherwise provided in these Articles, no person shall be entitled to be present or take part in any proceedings or vote either personally or by proxy at any general meeting unless they have been registered as owner of the shares in respect of which they claim to vote.
91.
Subject to the Law and save where otherwise provided in these Articles, all resolutions shall be adopted if passed as Ordinary Resolutions.
92.
At any general meeting every question shall be decided in the first instance by a show of hands and, unless a poll is demanded by the chair or by any Member, a declaration by the chair that a resolution has on a show of hands been carried or not carried, or carried or not carried by a particular majority or lost, and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.
93.
On a show of hands every Member present in person shall have one vote.
94.
If a poll is demanded in the manner mentioned above, it shall be taken at such time (within 21 days) and in such manner as the chair directs and the results of such poll shall be deemed to be the resolution of the Company in general meeting. A poll may be demanded upon the election of the chair and upon a question of adjournment and such poll shall be taken forthwith without adjournment. Any business other than that upon which a poll has been demanded may proceed pending the taking of the poll.
95.
Subject to any special voting powers or restrictions for the time being attached to any shares, as may be specified in the terms of issue thereof or these Articles, on a poll every Member present in person shall have one vote for each share held by them.
96.
On a poll a Member entitled to more than one vote need not use all their votes or cast all the votes they use in the same way.
97.
Where there are joint registered holders of any share, such persons shall not have the right of voting individually in respect of such share but shall elect one of their number to represent them and to vote whether in person or by proxy in their name. In default of such election the person whose name appears first in order in the Register in respect of such share shall be the only person entitled to vote in respect thereof.
98.
A Member for whom a special or general attorney is appointed or who is suffering from some other legal incapacity or interdiction in respect of whom an order has been made by any court having jurisdiction (whether in Jersey or elsewhere) in matters concerning legal incapacity or interdiction may vote, whether on a show of hands or on a poll, by their attorney, curator, or other person authorised in that behalf appointed by that court, and any such attorney, curator or other person may vote by proxy. Evidence to the satisfaction of the Directors of the authority of such attorney, curator or other person may be required by the Directors prior to any vote being exercised by such attorney, curator or other person.
99.
No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chair of the meeting whose decision shall be final and conclusive.
100.
Where any person is authorised under Article 109 to represent a body corporate at a general meeting of the Company the Directors or the chair of the meeting may require them to produce a certified copy of the resolution from which they derive their authority.

MEMBERS' RESOLUTIONS IN WRITING

101.
Members may not pass Ordinary Resolutions or Special Resolutions in Writing and any written resolutions of the Members shall be void and of no effect.

PROXIES FOR GENERAL MEETINGS AND CORPORATE MEMBERS

102.
The instrument appointing a proxy shall be in writing under the hand of the appointor or of their attorney duly authorised in writing or if the appointor is a corporation either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member.
103.
The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a copy of that power or authority certified as a true copy to the satisfaction of the Secretary, shall be deposited at the Office within such time (not exceeding a period of 48 hours which period shall not take into account any part of a day that is not a working day (as defined in the Law)) before the time for holding the meeting or adjourned meeting or for the taking of a poll at which the person named in the instrument proposes to vote as the Directors may from time to time determine.
104.
A Member may, by one or more instruments specifically identifying the number (and, if applicable, the class) of shares to which it relates and otherwise complying with these Articles, appoint different proxies in respect of different shares held by such Member and who shall each have the right to attend and vote at the meeting for which they are appointed. Each such proxy shall take effect in accordance with these Articles only in respect of such specified number of shares held by such Member.
105.
The instrument appointing a proxy may be in any common form or in any other form approved by the Directors including the following form:

"AIR Global PLC

[I][We] [Name] of [Address ] being [a Member][Members] of the above named Company hereby appoint [Proxy Name] of [Proxy Address] or failing them [Proxy Name] of [Proxy Address] as [my][our] proxy to vote for [me][us] on [my][our] behalf at the annual general meeting of the Company to be held on the [Day] day of [Month] and at any adjournment thereof.

Signed this [Day] day of [Month] 20[ ]"

106.
Unless the contrary is stated thereon the instrument appointing a proxy shall be as valid as well for any adjournment of the meeting as for the meeting to which it relates.
107.
A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office before the commencement of the meeting or adjourned meeting or the taking of the poll at which the proxy is used.
108.
The Directors may at the expense of the Company send by post or otherwise to the Members instruments of proxy (with or without provision for their return prepaid) for use at any general meeting or at any separate meeting of the holders of any class of shares of the Company either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any meeting invitations to appoint as proxy a person or one or more of a number of persons specified in the invitations are issued at the Company's expense they shall be issued to all (and not to some only) of the Members entitled to be sent a notice of the meeting and to vote thereat by proxy.

109.
Any body corporate which is a Member may by resolution of its directors or other governing body authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of Members (or of any class of Members) and where the body corporate authorises:
(a)
only one person, that person shall be entitled to exercise on behalf of the body corporate which they represent the same powers as that body corporate could exercise if it were an individual; and
(b)
more than one person, any one of them is entitled to exercise the same powers on behalf of the body corporate which they represent as that body corporate could exercise if it were an individual and where more than one of them purport to exercise such a power:
(i)
if they purport to exercise the power in the same way, the power is treated as exercised in that way; and
(ii)
if they do not purport to exercise the power in the same way, the power is treated as not exercised.
110.
The body corporate may, by one or more of such resolutions passed pursuant to Article 109, specifically identifying the number (and, if applicable, the class) of shares to which it relates, appoint different persons in respect of different shares held by such body corporate. Each such resolution shall take effect in accordance with Article 109 only in respect of such specified number of shares held by such body corporate.

110A Notwithstanding any other provision of these Articles, the Directors may utilise, or approve the utilisation of, any telephone or internet based systems or any other electronic systems as they in their absolute discretion may think fit with respect to the appointment of proxies and/or the receipt of proxy forms and/or receipt of, or processing of, voting instructions for use at any annual general meetings or any extraordinary general meetings and may, to the extent permitted by law, provide for direct voting by members at any annual general meetings or any extraordinary general meetings on such terms as they in their absolute discretion may think fit.

classification, election and removal of DIRECTORS

111.
Except as otherwise expressly provided by the Law or these Articles, the business and affairs of the Company shall be managed by or under the direction of the Board of Directors.
112.
The number of Directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. So long as any Ordinary Shares are listed on a Designated Stock Exchange, the Company shall have a minimum number of Independent Directors as required pursuant to the rules of such Designated Stock Exchange.
113.
Immediately following the date of adoption of these Articles, the Board of Directors shall consist of 8 members (the “Initial Directors”), who shall be appointed by resolution of the Board of Directors.
114.
The Initial Directors shall be divided into three classes of Directors, designated as “Class I”, “Class II” and “Class III”, respectively (each a “Class”). Each Class shall consist, as nearly as possible, of one-third of the total number of such Directors. If the total number of Directors is not evenly divisible by three, the Board of Directors shall allocate the number of Directors among the Classes so that the difference between any two Classes does not exceed one, and may reallocate Directors among the Classes from time to time to maintain such balance following any increase or decrease in the number of Directors.

115.
The initial Class I Directors shall serve for a term expiring at the first annual general meeting of Members following the initial registration of the Company’s Ordinary Shares pursuant to the United States Securities Exchange Act of 1934, as amended, and shall retire from office, but shall be eligible for re-appointment by Ordinary Resolution of the Company at such annual general meeting and, in each case, where such Director is so re-appointed, such Director shall be entitled to serve until the third annual general meeting of the Company falling after the first annual general meeting, at which general meeting the Director shall retire from office but shall be eligible for further re-appointment.
116.
The initial Class II Directors shall serve for a term expiring at the second annual general meeting of Members following such registration and shall retire from office, but shall be eligible for re-appointment by Ordinary Resolution of the Company at such annual general meeting and, in each case, where such Director is so re-appointed, such Director shall be entitled to serve until the third annual general meeting of the Company falling after the second annual general meeting, at which general meeting the Director shall retire from office but shall be eligible for further re-appointment.
117.
The initial Class III Directors shall serve for a term expiring at the third annual general meeting of Members following such registration and shall retire from office, but shall be eligible for re-appointment by Ordinary Resolution of the Company at such annual general meeting and, in each case, where such Director is so re-appointed, such Director shall be entitled to serve until the third annual general meeting of the Company falling after the third annual general meeting, at which general meeting the Director shall retire from office but shall be eligible for further re-appointment.
118.
At each succeeding annual general meeting of the Company following the third annual general meeting of the Company following such registration, Directors shall be elected to serve for a term of three years to succeed the Directors of the Class whose terms expire at such annual general meeting.
119.
Without prejudice to Article 129, there shall be no maximum number of terms for which an individual may serve as a Director.
120.
Subject to the rights granted to the holders of any one or more series of Preferred Shares then outstanding, any newly-created directorship on the Board of Directors that results from an increase in the number of Directors and any vacancy occurring in the Board of Directors (whether by death, resignation, retirement, disqualification or other cause) shall be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director (and not by the Members). Any Director elected to fill a vacancy or newly created directorship shall hold office until the next election of the Class for which such Director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.
121.
The Board of Directors is authorised to designate any newly-created directorship on the Board of Directors as Class I, Class II and Class III.
122.
Each Director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification, removal or retirement. If the Company, at any meeting at which a Director retires in accordance with these Articles, does not fill the office vacated by such Director, the retiring Director, if willing to act, shall be deemed to be re-elected, unless at the meeting a resolution is passed not to fill the vacancy or to elect another person in such Director’s place or unless the resolution to re-elect them is put to the meeting and lost.
123.
At each annual general meeting of Members of the Company beginning with the first annual general meeting of Members following the adoption of these Articles, subject to any special rights of the holders of one or more outstanding series of Preferred Shares to elect Directors, the successors of the Class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual general meeting of Members held in the third year following the year of their election.

124.
No decrease in the number of Directors shall shorten the term of any incumbent Director.
125.
Whenever the holders of any one or more series of Preferred Shares issued by the Company shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect Directors at a general meeting of Members, the election, term of office, removal and other features of such directorships shall be governed by the terms of these Articles.
126.
Notwithstanding anything to the contrary in these Articles, the number of directors that may be elected by the holders of any such series of Preferred Shares shall be in addition to the number fixed pursuant to Article 113, and the total number of Directors constituting the whole Board of Directors shall be automatically adjusted accordingly.
127.
Except as otherwise provided in these Articles in respect of one or more series of Preferred Shares, whenever the holders of any series of Preferred Shares having such right to elect additional Directors are divested of such right pursuant to the provisions applicable to such series, the terms of office of all such additional Directors elected by the holders of such series of Preferred Shares, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate (in which case each such Director thereupon shall cease to be qualified as, and shall cease to be, a Director) and the total authorised number of Directors of the Company shall automatically be reduced accordingly.
128.
The Directors of the Company need not be elected by written ballot unless these Articles so provide.
129.
Subject to the special rights of the holders of one or more outstanding series of Preferred Shares to elect Directors, the office of a Director shall be vacated if the Director:
(a)
resigns their office by Notice to the Company;
(b)
ceases to be a Director by virtue of any provision of the Law or becomes prohibited or disqualified by Applicable Law from being a Director;
(c)
becomes bankrupt or makes any arrangement or composition with their creditors generally;
(d)
becomes of unsound mind;
(e)
is removed from office by the affirmative vote of at least 66 2/3% in voting power of the then outstanding ordinary shares of the Company entitled to vote thereon as a result of:
(i)
the Director’s conviction (with a nolo contendere plea deemed to be a conviction) of a serious felony involving:
(A)
moral turpitude; or
(B)
a violation of United States federal or state securities laws, but specifically excluding any conviction based entirely on vicarious liability; or
(ii)
the Director’s commission of any material act of dishonesty (such as embezzlement) resulting or intended to result in material personal gain or enrichment of such Director at the expense of the Company or any of its subsidiaries and which act, if made the subject of criminal charges, would be reasonably likely to be charged as a felony, and for these purposes nolo contendere, felony and moral turpitude shall have the meanings given to them by the laws of the United States of America or any relevant state thereof and shall include any equivalent acts in any other jurisdiction.

(f)
is prohibited by Applicable Law or the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law from being a director.
130.
A Director need not be a Member but shall nevertheless be entitled to receive notice of and to attend and speak at any general meeting or at any separate meeting of the holders of any class of shares in the Company.
131.
The Directors shall be paid out of the funds of the Company their travelling and other expenses properly and necessarily expended by them in attending meetings of the Directors or Members or otherwise on the affairs of the Company. They shall also be paid by way of remuneration for their services as the Directors such sum as shall be determined by the Directors, subject to any limitation as the Company may by Ordinary Resolution determine and, where applicable, subject to the rules and regulations of the Designated Stock Exchange.

ALTERNATE DIRECTORS

132.
Any Director (other than an alternate Director) may at their sole discretion and at any time and from time to time appoint any other Director as an alternate Director to attend and vote in their place at any meetings of Directors at which they are not personally present. Each Director shall be at liberty to appoint under this Article more than one alternate Director PROVIDED THAT only one such alternate Director may at any one time act on behalf of the Director by whom they have been appointed. Every such appointment shall be effective and the following provisions shall apply in connection therewith:
(a)
a Director acting as alternate Director for another Director shall ipso facto vacate office in their capacity as an alternate Director if and when their appointment expires or the Director who appointed them ceases to be a Director of the Company or removes the alternate Director from office in their capacity as an alternate Director by notice under their hand served upon the Company;
(b)
The additional remuneration (if any) of a Director acting as alternate Director for another Director shall be payable out of the remuneration payable to the Director appointing them as may be agreed between them;
(c)
a Director acting as alternate Director for another Director shall be entitled to vote for such other Director as well as on their own account, but no Director shall at any meeting be entitled to act as alternate Director for more than one other Director; and
(d)
a Director who is also appointed an alternate Director shall be considered as two Directors for the purpose of making a quorum of Directors when such quorum shall exceed two.
133.
If a Director who has appointed an alternate Director is for the time being temporarily unable to act through ill health or disability the signature of the alternate Director to any resolution in writing made by the Directors shall be as effective as the signature of their appointer.
134.
The instrument appointing an alternate Director may be in any form approved by the Directors including the following form:

"AIR Global PLC

I, [Director Name] a Director of the above named Company, in pursuance of the power in that behalf contained in the Articles of Association of the Company, do hereby nominate and appoint [Name] of [Address] to act as alternate Director in my place [at the meeting of the Directors to be held on the [Day] day of [Month] and at any adjournment thereof which I am unable to attend][until revoked by notice by me] and to exercise all my duties as a Director of the Company [at such meeting][until further notice].

Signed this [Day] day of [Month] 20[ ]"

135.
Save as otherwise provided in Article 137, any appointment or removal of an alternate Director shall be by notice signed by the Director making or revoking the appointment and shall take effect when lodged at the Office or otherwise notified to the Company in such manner as is approved by the Directors.

EXECUTIVE DIRECTORS

136.
The Directors may from time to time appoint one or more of their number to be the holder of any executive office on such terms and for such periods as they may determine. The appointment of any Director to any executive office shall be subject to termination if they cease to be a Director, but without prejudice to any claim for damages for breach of any contract of service between them and the Company. Upon any such appointment, such Director holding an executive office shall be ineligible to qualify as an Independent Director.
137.
The Directors may entrust to and confer upon a Director holding any executive office any of the powers exercisable by the Directors, upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

POWERS OF DIRECTORS

138.
The business of the Company shall be managed by the Directors who may exercise all such powers of the Company as are not by the Law or these Articles required to be exercised by the Company in general meeting, and the power and authority to represent the Company in all transactions relating to real and personal property and all other legal or judicial transactions, acts and matters and before all courts of law shall be vested in the Directors. The Directors' powers shall be subject to any regulations of these Articles, to the provisions of the Law and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made.
139.
The Directors may, by power of attorney, mandate or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of their powers.

TRANSACTIONS WITH DIRECTORS

140.
A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with their office of Director and may act in a professional capacity to the Company on such terms as to tenure of office, remuneration and otherwise as the Directors may determine, provided that such Director holding such other office or place of profit under the Company shall be ineligible to qualify as an Independent Director.
141.
Subject to the Law, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, and provided that they have disclosed to the Directors the nature and extent of any of their interests which conflict or may conflict to a material extent with the interests of the Company at the first meeting of the Directors at which a transaction is considered or as soon as practical after that meeting by notice in writing to the Secretary or has otherwise previously disclosed that they are to be regarded as interested in a transaction with a specific person, a Director notwithstanding their office:
(a)
may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;
(b)
may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

(c)
shall not, by reason of their office, be accountable to the Company for any benefit which they derive from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.
142.
For the purposes of Article 141 above:
(a)
a general notice given to the Directors or Secretary in the manner there specified that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and
(b)
an interest of which a Director has no knowledge and of which it is unreasonable to expect them to have knowledge shall not be treated as an interest of that Director.
143.
Where disclosure of an interest is made to the Secretary in accordance with Article 141 the Secretary shall inform the Directors that it has been made and table the notice of the disclosure at the next meeting of the Directors. Any disclosure at a meeting of the Directors shall be recorded in the minutes of the meeting.

PROCEEDINGS OF DIRECTORS

144.
The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the chair shall not have a second or casting vote. A Director who is also an alternate Director shall be entitled, in the absence of the Director whom they are representing, to a separate vote on behalf of such Director in addition to their own vote. A Director may, and the Secretary on the requisition of a Director shall, at any time, summon a meeting of the Directors by giving to each Director and alternate Director not less than 24 hours' notice of the meeting PROVIDED THAT any meeting may be convened at shorter notice and in such manner as each Director or their alternate Director shall approve, PROVIDED FURTHER THAT, unless otherwise resolved by the Directors, notices of Directors' meetings need not be in writing.
145.
A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed at any other number shall be two Directors.
146.
A Director, notwithstanding their interest, may be counted in the quorum present at any meeting at which they are appointed to hold any office or place of profit under the Company, or at which the terms of their appointment are arranged, but they may not vote on their own appointment or the terms thereof.
147.
A Director, notwithstanding their interest, may be counted in the quorum present at any meeting at which any contract or arrangement in which they are interested is considered and, subject to the provisions of Article 141 they may vote in respect of any such contract or arrangement.
148.
The continuing Directors may act notwithstanding any vacancies in their number, but, if the number of Directors is less than the number fixed as the quorum, the continuing Directors or Director may act only for the purpose of filling vacancies or of calling a general meeting of the Company. This Article shall not apply at any time that a Sole Directorship Resolution is in effect.

149.
Notwithstanding any other provision of these Articles, if there are no Directors or no Director is able or willing to act, then any Member or the Secretary may summon a general meeting for the purpose of appointing Directors, and the Members shall have the right to appoint Directors at such meeting by Ordinary Resolution.
150.
The Directors may from time to time elect from their number, and remove, a chair and/or deputy chair and/or vice-chair and determine the period for which they are to hold office. The chair, or in their absence the deputy chair, or in their absence, the vice-chair, shall preside at all meetings of the Directors, but if no such chair, deputy chair or vice-chair be elected, or if at any meeting the chair, the deputy chair and vice-chair be not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be the chair of the meeting.
151.
The Directors may delegate any of their powers to committees consisting of such Directors or Director or such other persons as they think fit, subject to the rules and regulations of the Designated Stock Exchange and the SEC (including, as applicable, in respect of requirements regarding Independent Director composition) and/or any other competent regulatory authority or otherwise under Applicable Law. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law. The meetings and proceedings of any such committee consisting of two or more persons shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under this Article, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law.
152.
If a Director is by any means in communication with one or more other Directors so that each Director participating in the communication can hear what is said by any other of them, each Director so participating in the communication is deemed to be present at a meeting with the other Directors so participating, notwithstanding that all the Directors so participating are not present together in the same place. The place of any such meeting shall be recorded as the place at which the chair is present, unless the Directors otherwise determine.
153.
All acts done bona fide by any meeting of Directors or of a committee appointed by the Directors or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or committee or person acting as aforesaid, or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or a Member of a committee appointed by the Directors and had been entitled to vote.

DIRECTORS' RESOLUTIONS IN WRITING

154.
A resolution in writing of which notice has been given (which notice need not be in writing) to all of the Directors or to all of the members of a committee appointed pursuant to Article 151 (as the case may be), if signed by a majority of the Directors or of the members of such committee (as the case may be), shall be valid and effectual as if it had been passed at a meeting of the Directors or of the relevant committee duly convened and held and may consist of two or more documents in like form each signed by one or more of the Directors or members of the relevant committee.

MINUTE BOOK

155.
The Directors shall cause the minutes of proceedings at all general meetings of the Company or of the holders of any class of the Company's shares and of the Directors and of committees appointed by the Directors to be entered in books kept for the purpose. Any minutes of a meeting, if purporting to be signed by the chair of the meeting or by the chair of the next succeeding meeting, shall be evidence of the proceedings.

CAPITALISATION

156.
The Company may, upon the recommendation of the Directors, resolve that it is desirable to capitalise any undistributed profits of the Company (including profits carried and standing to any reserve or reserves) not required for paying the fixed dividends on any shares entitled to fixed preferential dividends with or without further participation in profits, or any sum carried to reserve as a result of the sale or revaluation of the assets of the Company (other than goodwill) or any part thereof or, subject as hereinafter provided, any sum standing to the credit of the Company's share premium account or capital redemption reserve fund and accordingly that the Directors be authorised and directed to appropriate the amount resolved to be capitalised to the Members in the proportion in which such amount would have been divisible amongst them had the same been applicable and had been applied in paying dividends and to apply such amount on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such Members respectively or in paying up in full at par or at a discount or at such premium as the said resolution may provide, any unissued shares or debentures of the Company, such shares or debentures to be allotted and distributed, credited as fully paid up, to and amongst such Members in the proportions aforesaid, or partly in one way and partly in the other PROVIDED THAT the share premium account and the capital redemption reserve fund and any unrealised profits may not be applied in the paying up of any debentures of the Company.
157.
Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the amount resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of certificates representing part of a shareholding or fractions of shares or by payments in cash or otherwise as they think fit in the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the Members entitled to the benefit of such appropriations and applications into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, and any agreement made under such authority shall be effective and binding on all such Members.

SECRETARY

158.
The Secretary shall be appointed by the Directors and any secretary so appointed may be removed by the Directors. Anything required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no secretary capable of acting, be done by or to any assistant or deputy secretary or if there is no assistant or deputy secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors PROVIDED THAT any provisions of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary. The Company shall keep or cause to be kept at the Office a register of particulars with regard to its Secretary in the manner required by the Law.

EXECUTION OF INSTRUMENTS, SEALS AND AUTHENTICATION OF DOCUMENTS

159.
The Company may have a common seal and may in accordance with the Law have an official seal for use outside of Jersey and an official seal for sealing securities issued by the Company or for sealing documents creating or evidencing securities so issued. The Directors shall provide for the safe custody of all seals. No seal of the Company shall be used except by the authority of a resolution of the Directors or of a committee of the Directors authorised in that behalf by the Directors.
160.
The Directors may by resolution, authorise a person or persons to witness the affixing of the Company's common seal to any Written Instrument to which the Company is a party. In the absence of an express authorisation, either generally or with respect to a specific Written Instrument, any two Directors or a Director and the Secretary are authorised to witness the affixing of the Company's common seal to any Written Instrument to which the affixing of the common seal has been approved by the Directors.

161.
Written Instruments to which the Company's common seal is not to be affixed may be signed on behalf of the Company by such person or persons as the Directors may from time to time by resolution authorise. In the absence of an express authorisation, either generally or with respect to a specific Written Instrument, any one Director is authorised to sign any Written Instrument on behalf of the Company.
162.
Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company (including the Memorandum of Association and these Articles) and any resolutions passed by the Company or the Directors and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where books, records, documents or accounts are elsewhere than at the Office, the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.

DIVIDENDS

163.
Subject to the provisions of the Law, the Company may by resolution declare dividends in accordance with the respective rights of the Members, but no dividend shall exceed the amount recommended by the Directors.
164.
Subject to any particular rights or limitations as to dividend for the time being attached to any shares, as may be specified in these Articles or upon which such shares may be issued, all dividends shall be declared, apportioned and paid pro-rata according to the amounts paid up on the shares (otherwise than in advance of calls) during any portion or portions of the period in respect of which the dividend is paid.
165.
Subject to the provisions of the Law, the Directors may, if they think fit, from time to time pay to the Members such interim dividends as appear to the Directors to be justified.
166.
If at any time the share capital of the Company is divided into different classes, the Directors may pay interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights, as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend. The Directors may also pay half-yearly, or at other suitable intervals to be settled by them, any dividend which may be payable at a fixed rate if they are of the opinion that the profits of the Company justify the payment. Provided the Directors act bona fide they shall not incur any personal liability to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights.
167.
The Directors may deduct from any dividend or other monies payable to any Member on or in respect of a share all sums of money (if any) presently payable by them to the Company on account of calls or otherwise in relation to the shares of the Company.
168.
All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. No dividend shall bear interest as against the Company.
169.
Any dividend which has remained unclaimed for a period of ten years from the date of declaration thereof shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company and shall thenceforth belong to the Company absolutely.
170.
Any dividend or other monies payable on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, and in the case of joint holders to any one of such joint holders, or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such other person as the holder or joint holders may in writing direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. Notwithstanding the foregoing, dividends may also be paid electronically to the account of the Members or persons entitled thereto or in such other manner approved by the Directors.

171.
A general meeting declaring a dividend may, upon the recommendation of the Directors, direct payment of such dividend wholly or in part by the distribution of specific assets, and in particular of paid up shares or debentures of any other company, and the Directors shall give effect to such resolution; and where any difficulty arises in regard to the distribution they may settle the same as they think expedient, and in particular may issue certificates representing part of a shareholding or fractions of shares, and may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payment shall be made to any Members upon the footing of the value so fixed, in order to adjust the rights of Members, and may vest any specific assets in trustees upon trust for the persons entitled to the dividend as may seem expedient to the Directors, and generally may make such arrangements for the allotment, acceptance and sale of such specific assets or certificates representing part of a shareholding or fractions of shares, or any part thereof, and otherwise as they think fit.
172.
Any resolution declaring a dividend on the shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, or any resolution of the Directors for the payment of a fixed dividend on a date prescribed for the payment thereof, may specify that the same shall be payable to the persons registered as the holders of shares of the class concerned at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed (or, as the case may be, that prescribed for payment of a fixed dividend), and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any shares of the relevant class.

SHARE PREMIUM ACCOUNT AND RESERVE FUND

173.
There shall be transferred to a share premium account, as required by the Law, the amount or value of any premium paid up on shares issued by the Company and the sums for the time being standing to the credit of the share premium account shall be applied only in accordance with the Law.
174.
Before the declaration of a dividend the Directors may set aside any part of the net profits of the Company to create a reserve fund, and may apply the same either by employing it in the business of the Company or by investing it in such a manner (not being the purchase of or by way of loan upon the shares of the Company) as they think fit. Such reserve fund may be applied for the purpose of maintaining the property of the Company, replacing wasting assets, meeting contingencies, forming an insurance fund, or equalising dividends or special dividends, or for any other purpose for which the net profits of the Company may lawfully be used, and until the same shall be applied it shall remain undivided profits. The Directors may also carry forward to the accounts of the succeeding year or years any balance of profit which they do not think fit either to divide or to place to reserve.

ACCOUNTS AND AUDIT

175.
The Company shall keep accounting records and the Directors shall prepare accounts of the Company, made up to such date in each year as the Directors shall from time to time determine, in accordance with and subject to the Law.
176.
No Member shall have any right to inspect any accounting records or other book or document of the Company except as conferred by the Law or authorised by the Directors or by resolution of the Company.
177.
Where required by the Law, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, or determined to be necessary or appropriate for any other reason, Auditors shall be appointed for any period or periods either by the Directors, or the Company by resolution in general meeting, to examine the accounts of the Company and to report thereon in accordance with the Law, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law.

178.
If shares of the Company are listed or quoted on a Designated Stock Exchange that requires the Company to have an audit committee, the Directors shall adopt a formal written audit committee charter and review and assess the adequacy of the formal written charter on an annual basis.
179.
If shares of the Company are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and, if required, shall utilise the audit committee for the review and approval of potential conflicts of interest.

NOTICES

180.
Any notice to be given to or by any person pursuant to these Articles shall be in writing, save as provided in Articles 77, 144 and 154. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.
181.
Any notice may be posted to or left at the registered address of any person, and any notice so posted shall be deemed to be served one Clear Day after the day it was posted.
182.
Any Member present in person at any meeting of the Company shall, for all purposes, be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.
183.
Any notice or document served on a Member shall, notwithstanding that such Member be then dead or bankrupt and whether or not the Company has notice of their death or bankruptcy, be deemed to have been duly served on such Member as sole or joint holder, unless their name shall at the time of the service of the notice or document have been removed from the Register, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under them) in the shares of such Member.
184.
Notwithstanding any of the provisions of these Articles, any notice to be given by the Company to a Director or to a Member may be given in any manner agreed in advance by any such Director or Member.

WINDING UP

185.
Subject to any particular rights or limitations for the time being attached to any shares, as may be specified in these Articles or upon which such shares may be issued, if the Company is wound up, the assets available for distribution among the Members shall be applied first in repaying to the Members the amount paid up on their shares respectively, and if such assets shall be more than sufficient to repay to the Members the whole amount paid up on their shares, the balance shall be distributed among the Members in proportion to the amount which at the time of the commencement of the winding up had been actually paid up on their said shares respectively.
186.
If the Company is wound up, the Company may, with the sanction of a Special Resolution and any other sanction required by the Law, divide the whole or any part of the assets of the Company among the Members in specie and the liquidator or, where there is no liquidator, the Directors, may, for that purpose, value any assets and determine how the division shall be carried out as between the Members or different classes of Members, and with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the Members as they with the like sanction determines, but no Member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

187.
To the maximum extent permitted by the Law, every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Auditors) and the personal representatives of the same (each an "Indemnified Person") shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person's own dishonesty, wilful default or fraud, in or about the conduct of the Company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in Jersey or elsewhere.
188.
To the maximum extent permitted by the Law, no Indemnified Person shall be liable:
(a)
for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company; or
(b)
for any loss on account of defect of title to any property of the Company; or
(c)
on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or
(d)
for any loss incurred through any bank, broker or other similar person; or
(e)
for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person's part; or
(f)
for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person's office or in relation thereto, unless the same shall happen through such Indemnified Person's own dishonesty, wilful default or fraud.

NON-APPLICATION OF STANDARD TABLE

189.
The regulations constituting the Standard Table in the Companies (Standard Table) (Jersey) Order 1992 shall not apply to the Company.

RECORd date

190.
For the purpose of determining Members entitled to Notice of or to vote at any meeting of Members or any adjournment thereof or in order to make a determination of Members for any other proper purpose, including, without limitation, for any dividend, distribution, allotment or issue, the Directors may fix a date as the record date for any such determination of Members.
191.
A record date for any dividend, distribution, allotment or issue may be on or at any time before any date on which such dividend, distribution, allotment or issue is paid or made and on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared.
192.
If no record date is fixed for the determination of Members entitled to Notice of or to vote at a meeting of Members, the date on which Notice of the meeting is sent shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting has been made in the manner provided in this Article, such determination shall apply to any adjournment thereof.

SCHEDULE I

ADDITIONAL DEFINITIONS RELATING TO ARTICLE 18

“Affiliate” has the meaning give to that term in the Sponsor Support Agreement.

"AIR Early Release Event" means if the Company is merged, consolidated or reorganized with or into another person (except for any such merger or consolidation in which the Ordinary Shares outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of the surviving or resulting corporation (or of a parent company thereof)), and pursuant to which the holders of Ordinary Shares have the right to receive cash or registered publicly listed securities (the “AIR Transaction Consideration”) in exchange for their Ordinary Shares where the value of the AIR Transaction Consideration per Ordinary Share (determined based on the aggregate value of the AIR Transaction Consideration divided by the fully diluted share count including the AIR Earnout Shares) equals or exceeds $12.50 per share.

"AIR Earnout Shares" means the 7,189,417 of Ordinary Shares issued on May 15, 2026 to the former holders of shares in AIR Limited.

“AIR Limited” means AIR Limited, a private limited company incorporated under the laws of Jersey.

"Earnout Period" the period from May 15, 2026 until and including the date which is five (5) years following May 15, 2026.

"First Release Event" means the last Trading Day of the period in which the closing price of the Ordinary Shares (or any common or ordinary equity security that is the successor to the Ordinary Shares (together with the Ordinary Shares, the “Public Ordinary Shares”)) on the principal exchange on which such securities are then listed or quoted being at or above $12.50 for twenty (20) Trading Days (which need not be consecutive) over a consecutive thirty (30) Trading Day period at any time during the Earnout Period.

“Permitted Transferee” has the meaning give to that term in the Sponsor Support Agreement.

"Sponsor Early Release Event" means the occurrence of any of the following:

(a)
if the Company is merged, consolidated or reorganized with or into another person except for any such merger or consolidation in which the Ordinary Shares outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of the surviving or resulting corporation (or of a parent company thereof);
(b)
the Company sells, leases, assigns, transfers, licenses or otherwise disposes of, in one or a series of related transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more Subsidiaries of the Company if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of the Company;
(c)
a Schedule 13D or Schedule 13G report (or any successor schedule form or report), each as promulgated pursuant to the United States Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), is filed with the United States Securities and Exchange Commission disclosing that any person or group (as the terms “person” and “group” are used in Section 13(d) or Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term “beneficial owner” is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of a percentage of the outstanding Public Ordinary Shares that represents more than 50% of the voting power of the Company, provided, that any amendment to a Schedule 13D or Schedule 13G report (or any successor schedule form or report) filed by:

(i)
a person or group which, on May 15, 2026, beneficially owns a percentage of the outstanding Public Ordinary Shares that represents more than 50% of the voting power of the Company; or
(ii)
an Affiliate of such person or group described in limb (i) who is a Permitted Transferee of all or any portion of such Public Ordinary Shares,

to reflect changes to the allocation of Public Ordinary Shares beneficially owned by the original reporting persons thereunder or their respective Affiliates who are Permitted Transferees of such Public Ordinary Shares shall not be deemed to trigger this limb (c) so long as such original reporting persons and/or their respective Permitted Transferee Affiliates continue to beneficially own more than 50% of the voting power of the Company in the aggregate;

(d)
if the Company shall engage in a “going private” transaction pursuant to Rule 13e-3 under the Exchange Act or otherwise ceases to be subject to reporting obligations under Sections 13 or 15(d) of the Exchange Act; or
(e)
if Ordinary Shares or other Public Ordinary Shares shall cease to be listed on a national securities exchange.

"Sponsor Earnout Shares" means one million five hundred thousand (1,500,000) of the Ordinary Shares that Cantor EP Holdings III, LLC received on May 15, 2026 (together with any equity securities paid as dividends or distributions with respect to such Ordinary Shares or into which such Ordinary Shares are exchanged or converted, in either case, after May 15, 2026).

"Sponsor Second Release Event" means the closing price of the Public Ordinary Shares on the principal exchange on which such securities are then listed or quoted being at or above $15.00) for twenty (20) Trading Days (which need not be consecutive) over a consecutive thirty (30) Trading Day period at any time during the Earnout Period.

“Sponsor Support Agreement” means the sponsor support agreement entered into, among others, by the Company, dated as of 7 November 2025 (as amended from time to time).

“Subsidiary” means, with respect to a person, any corporation, general or limited partnership, limited liability company, joint venture or other entity in which such person, directly or indirectly:

(a)
owns or controls fifty percent (50%) or more of the outstanding voting securities, profits interest or capital interest;
(b)
is entitled to elect at least a majority of the board of directors or similar governing body; or
(c)
in the case of a limited partnership, limited liability company or similar entity, is a general partner or managing member and has the power to direct the policies, management and affairs of such entity, respectively.

“Trading Day” means any day on which the Public Ordinary Shares are actually traded on the principal exchange on which such securities are then listed or quoted.